REPORT OF INDEPENDENT CERTIFIED
PUBLIC ACCOUNTANTS
ON INTERNAL CONTROL STRUCTURE
Shareholders and Board of Trustees
Professionally Managed Portfolio
New York, New York
In planning and performing our audit of the financial
statements of the Pzena Focused Value Fund,
 a series of shares of Professionally Managed Portfolios,
for the period ended April 30, 2001, we considered
its internal control structure, including procedures
for safeguarding securities, in order to determine our
auditing procedures for the purpose of expressing our
opinion on the financial statements and to comply
 with the requirements of Form N-SAR, not to
 provide assurance on the internal control structure.
The management of the Fund is responsible for
 establishing and maintaining an internal control
structure. In fulfilling this responsibility, estimates
and judgments by management are required to
assess the expected benefits and related costs of internal
control structure policies and procedures.   Two of
the objectives of an internal control structure are to
provide management with reasonable, but not absolute,
 assurance that assets are safeguarded against loss
from unauthorized use or disposition, and that
 transactions are executed in accordance with
 management=s authorization and recorded
properly to permit preparation of financial
 statements in conformity with generally
 accepted accounting principles.
Because of inherent limitations in any internal
 control structure, errors or irregularities may
 occur and not be detected.   Also, projection
 of any evaluation of the structure to future
periods is subject to the risk that it may become
 inadequate because of changes in conditions
or that the effectiveness of the design and
operation may deteriorate.
Our consideration of the internal control structure
would not necessarily disclose all matters in the internal
control structure that might be material weaknesses
under standards established by the American Institute
 of Certified Public Accountants.   A material weakness
 is a condition in which the design or operation of the
specific internal control structure elements does not
reduce to a relatively low level the risk that errors
or irregularities in amounts that would be material in
relation to the financial statements being audited may
 occur and not be detected within a timely period by
employees in the normal course of performing their
 assigned functions.   However, we noted no matters
involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses, as defined above, as of April 30, 2001.
This report is intended solely for the information
 and use of management and the Securities and Exchange Commission, and should not be used for any other purpose.
TAIT, WELLER & BAKER
Philadelphia, Pennsylvania
May 15, 2001